EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

ADDERALL XR® - litigation update

Basingstoke, UK and Hayward, CA – January 18, 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) and Impax Laboratories, Inc. (OTC: IPXL) announce that, as published today on the Court's electronic docket, the U.S. District Court of the District of Delaware has granted the parties' request to extend until January 26, 2006 the deadline for the parties to submit the pretrial order. The Court also agreed to stay the matters of the case pending settlement negotiations. The case is listed on the docket as Shire Laboratories Inc. v. Impax Laboratories, Inc. and is a patent infringement lawsuit involving Shire's U.S. patents Nos. 6,322,819 and 6,605,300, in connection with Impax's attempt to market a generic version of Shire's ADDERALL XR prior to the expiration of those patents.

For further information on Shire please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+	44 1256 894 160

	Brian Piper (North America)	+	1 484 595 8252

Media	Jessica Mann (Rest of the World)	+	44 1256 894 280

	Matthew Cabrey (North America)	+	1 484 595 8248

For further information on Impax please contact:
Barry R. Edwards, 215-933-0360
Larry Hsu, Ph.D., 510-476-2000, Ext. 1111
Arthur Koch, 215-933-0351
www.impaxlabs.com
or
Investor Relations Contacts:
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz, 212-838-3777
kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com
www.lhai.com

Registered in England 2883758 Registered Office as above

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on central nervous system (CNS), gastrointestinal (GI), general products (GP) and human genetic therapies (HGT) - all being areas in which Shire has a commercial presence. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results. Shire’s focused strategy is to develop and market products for specialty physicians. This approach aims to deliver increased returns and lower risks. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire plc’s results could be materially affected. The risks and uncertainties include, but are not limited to; risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire plc’s Attention Deficit and Hyperactivity Disorder (“ADHD”) franchise; patents, including but not limited to, legal challenges relating to Shire plc’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of DAYTRANATM (MTS/METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), MESAVANCETM (SPD476) (ulcerative colitis), ELAPRASETM (idursulfase) (Hunter syndrome) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire plc’s ability to benefit from the acquisition of Transkaryotic Therapies Inc.; Shire plc's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s and its predecessor registrant Shire Pharmaceuticals Group plc’s filings with the US Securities and Exchange Commission, including Shire Pharmaceuticals Group plc’s Annual Report on Form 10-K for the year ended December 31, 2004.

IMPAX Laboratories, Inc.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-

release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.